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                                                                Exhibit 23.2

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data Spokane District (wholly owned by Sprint Spectrum L.P.)" and "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-32236) and related Prospectus of UbiquiTel Inc. related to the issuance of common stock.

                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP


Kansas City, Missouri
April 13, 2000